As filed with the Securities and Exchange Commission on May 1, 2024.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

–––––––––––––––––––––––––––

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

–––––––––––––––––––––––––––

TOYO Co., Ltd
(Exact Name of Registrant as Specified in Its Charter)

Not Applicable
(Translation of Registrant’s name into English)

–––––––––––––––––––––––––––

Cayman Islands	3990	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Tennoz First Tower F5, 2-2-4
Higashi-shinagawa, Shinagawa-ku
Tokyo, Japan 140-0002
+81 3-6433-2789
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

–––––––––––––––––––––––––––

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

–––––––––––––––––––––––––––

Copies to:

Ruomu Li, Esq. Will H. Cai, Esq. Timothy Pitrelli, Esq. Reid S. Hooper, Esq. Cooley LLP IFC-Tower 2, Level 35, Unit 3510 8 Century Avenue Pudong New Area Shanghai 200120, China +86 21 6030 0600	Er (Arila) Zhou, Esq. Ze’-ev D. Eiger, Esq. Robinson & Cole LLP Chrysler East Building 666 Third Ave, 20th Floor New York, NY 10017 Tel: 212-451-2908

–––––––––––––––––––––––––––

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-277779

If this Form is a post-effective amendment pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the share offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form F-4 (File No. 277779), as amended, (the “Prior Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) on March 8, 2024 and declared effective by the Commission on March 26, 2024, TOYO Co., Ltd, a company incorporated under the laws of Cayman Islands (the “Registrant”), registered (i) 7,468,412 of the Registrant’s ordinary shares, par value $0.0001 per share (“Ordinary Shares”), (ii) 4,944,839 Ordinary Shares issuable upon exercise of the Registrant’s warrants (“Warrants”), and (iii) 4,944,839 Warrants, and paid an aggregate registration fee of $20,684.43. This Registration Statement is being filed with the Commission pursuant to General Instruction H to Form F-4 and Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering (i) additional 516,079 Ordinary Shares (including 60,833 Ordinary Shares issuable upon exercise of 60,833 Warrants), and (ii) additional 60,833 Warrants, to be issuable upon the completion of the Transactions (as described in the Prior Registration Statement). The additional securities that are being registered are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Table filed with the Prior Registration Statement.

STATEMENT OF INCORPORATION BY REFERENCE

The contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of Harney Westwood & Riegels regarding the validity of additional ordinary shares of the Registrant being registered
5.2	Opinion of Cooley LLP as to validity of additional warrants of the Registrant being registered
23.1	Consent of Marcum Asia CPAs LLP, independent public accountant to Vietnam Sunergy Cell Company Limited
23.2	Consent of Marcum Asia CPAs LLP, independent public accountant to Blue World Acquisition Corporation
23.3	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
107	Filing Fee Table

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Japan on May 1, 2024.

TOYO Co., Ltd
By:	/s/ Junsei Ryu
Name:	Junsei Ryu
Title:	Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Junsei Ryu	Director and Chief Executive Officer	May 1, 2024
Junsei Ryu	(Principal Executive Officer)
/s/ Taewoo Chung	Chief Financial Officer	May 1, 2024
Taewoo Chung	(Principal Financial and Accounting Officer)

II-2

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of TOYO Co., Ltd, has signed this registration statement in the City of Newark, State of Delaware, on May 1, 2024.

Authorized U.S. Representative
By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director of Puglisi & Associates

II-3